                                                                     EXHIBIT 2.5

       -----------------------------------------------------------------
        THIS NOTICE OF GUARANTEED DELIVERY MAY ONLY BE USED FOR TENDER
                         OF AMERICAN DEPOSITARY SHARES
       -----------------------------------------------------------------

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                      TENDER OF AMERICAN DEPOSITARY SHARES

                                       OF

                                 MEMTEC LIMITED

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)


     As set forth in "Procedures for Tendering Shares and ADSs--Valid Tender of ADSs" in Section 2 to the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used for acceptance of the Offer (as defined below) in respect of American Depositary Shares ("ADSs") each representing one ordinary share, par value A$2.50 per share of Memtec Limited (ACN 002 490 208), a corporation incorporated under the laws of the State of New South Wales, Australia, if American Depositary Receipts evidencing ADSs ("ADRs") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the U.S. Depositary prior to the Expiration Date (as defined in Section 1 to the Offer to Purchase). Such form may be delivered by hand or mailed to IBJ Schroder Bank & Trust Company the ("U.S. Depositary) and must include a signature guarantee by an Eligible Institution in the form set out herein. See "Procedures for Tendering Shares and ADSs--Valid Tender of ADSs--Guaranteed Delivery" in Section 2 to the Offer to Purchase.


                     The U.S. Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

        By Mail:                      By Facsimile Transmission:         By Hand/Overnight Delivery:
       P.O. Box 84                           (212) 858-2611                    One State Street
   Bowling Green Station            Confirm Facsimile by Telephone:           New York, NY 10004
  New York, NY 10274-0084                    (212) 858-2103                        Attention:
Attention: Reorganization Dept.                                         Securities Processing Window, SC-1

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature or a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

ACCEPTANCE OF THE OFFER IN RESPECT OF SHARES (EXCEPT INSOFAR AS THEY ARE REPRESENTED BY ADSS) MAY NOT BE MADE WITH THIS FORM AND PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

Ladies and Gentlemen:


The undersigned hereby accepts the Offer in respect of ADSs by USFC Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of United States Filter Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in its Offer to Purchase dated September , 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, in respect of the number of ADSs indicated below pursuant to the guaranteed delivery procedure set out in "Procedures for Tendering Shares and ADSs--Valid Tender of ADSs-- Guaranteed Delivery" in Section 2 to the Offer to Purchase.



Signature(s):_____________________   Address(es):________________________

__________________________________   ____________________________________
                                     (Include Zip Code)


__________________________________   Area Code(s) and Tel. No(s).:_______


Name of Record Holder(s):_________   If ADSs will be tendered by book-entry
                                     transfer, check one box:
__________________________________


__________________________________   [_] The Depository Trust Company
     (Please Type or Print)          [_] The Midwest Securities Trust Company
                                     [_] Philadelphia Depositary Trust Co.
Number of ADSs:___________________


ADR No.(s) (if available)            Account Number:__________________


__________________________________


__________________________________


Dated:____________________________



                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers Inc. or which is a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (a) represents that the tender of ADSs effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees delivery to the U.S. Depositary, at one of its addresses set forth above, of certificates representing the ADSs evidenced by ADRs tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such ADSs evidenced by ADRs into the U.S. Depositary's accounts at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the U.S. Depositary and must deliver the Letter of Transmittal and the certificates for ADSs evidenced by ADRs to the U.S. Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


_______________________________         __________________________________
Name of Firm, Agent or Trustee                     (Authorized Signature)


_______________________________         Name:_____________________________
                                                   (Please type or print)
_______________________________
     Address


_______________________________         Title:____________________________
       (Zip Code)


Area Code and Tel. No.:_________        Date:_____________________________


NOTE: DO NOT SEND ADRs WITH THIS FORM; ADRs SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3